Exhibit 99.1

NOMINATION AND STANDSTILL AGREEMENT

This NOMINATION AND STANDSTILL AGREEMENT (the “Agreement”) is made as of March 29, 2015 by and among AEGERION Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and the entities listed on Schedule A hereto (collectively, the “Sarissa Group”). In consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1:

“13D Group” means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock (or any securities convertible, exchangeable for or otherwise exercisable to acquire such Voting Stock) which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-l(a) or Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned (within the meaning set forth in Rule 13d-3 or Rule 13d-5(b)(i) of the rules and regulations promulgated under the Exchange Act) Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“2015 Annual Meeting” means the Company’s 2015 Annual Meeting of stockholders (or any special meeting held in lieu thereof).

“2016 Annual Meeting” means the Company’s 2016 Annual Meeting of stockholders (or any special meeting held in lieu thereof).

“2017 Annual Meeting” means the Company’s 2017 Annual Meeting of stockholders (or any special meeting held in lieu thereof).

“2017 Expiration Date” means the date that is 25 days prior to the deadline pursuant to the Company’s bylaws for the submission of notices of stockholder director nominations for the 2017 Annual Meeting.

“2018 Annual Meeting” means the Company’s 2018 Annual Meeting of stockholders (or any special meeting held in lieu thereof).

“Additional Designee” shall have the meaning set forth in Section 2.3 below.

“Additional Designee Replacement” shall have the meaning set forth in Section 2.3 below.

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act and shall include persons that become Affiliates of any applicable person; provided, however, that for purposes of this Agreement, (a) the members of the Sarissa Group and their Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another and (b) any entity of which the New Nominee or Additional Designee is a member of the board (or similar governing body) shall not be deemed to be an “Affiliate” of the Sarissa Group solely due to the fact of such board membership. For the avoidance of doubt, Dr. Alexander Denner and Dr. Richard Mulligan shall be deemed Affiliates of the Sarissa Group so long as they remain employees or principals of, or otherwise actively involved in the day-to-day operations of, the Sarissa Group.

“Beneficially Own,” “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Exchange Act; provided that, for purposes of Sections 3.2(a) and (b) and Section 4.1(a) below, “Beneficially Own” and “Beneficial Ownership” shall include securities which are beneficially owned, directly or indirectly, by the Sarissa Group, as a Receiving Party; provided, however, that the number of shares of Common Stock that a person is deemed to beneficially own pursuant to this proviso in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than Saturday, Sunday or other day on which commercial banks in the State of New York or the Commonwealth of Massachusetts are authorized or required by applicable law to close.

“Common Stock” shall mean shares of the Common Stock of the Company, $0.001 par value.

“Confidentiality Agreement” shall have the meaning set forth in Section 5.2 below.

“Company Independent Director” shall mean an individual who would qualify as “independent” pursuant to Nasdaq listing standards and is not a former officer or employee of the Company.

“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether (a) obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Common Stock or other property or (b) such contract conveys any voting rights in shares of Common Stock, without regard to any short or similar position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Extraordinary Transaction” shall have the meaning set forth in Section 4.1(c) below.

“Net Long Position” shall mean such Common Stock Beneficially Owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act; provided that, for the avoidance of doubt, “Net Long Position” shall not include any shares as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

“New Nominee” shall have the meaning set forth in Section 2.1 below.

“Press Release” shall have the meaning set forth in Section 5.1 below.

“Representatives” shall mean the directors, officers, employees and independent contractors, agents or advisors (including attorneys, accountants and investment bankers) of the specified party or any of its Subsidiaries.

“SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Exchange Act.

“Standstill Period” shall mean the period beginning on the date hereof and ending the earliest of (a) the date after the 2016 Notice Window has expired that is the effective date of the New Nominee and the Additional Designee resigning from the Board; (b) the date, if any, within the 2016 Notice Window on which the Sarissa Group gives notice that it believes in good faith complies with the requirements set forth in Section 2(a) of the Company’s bylaws in respect of the nomination of directors to stand for election at the 2016 Annual Meeting (the Company may assume for all purposes of this Agreement that the submission by the Sarissa Group of such notice means that the foregoing good faith standard is satisfied); and (c) the 2017 Expiration Date. “2016 Notice Window” means the period during which notice of nominations or other business to be brought before the 2016 Annual Meeting by a stockholder would be considered timely under the Company’s bylaws.

“Subsidiaries” shall mean each corporation, limited liability company, partnership, association, joint venture or other business entity of which any party or any of its Affiliates owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

“Voting Stock” shall mean shares of the Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board.

2. Appointment of the Sarissa Group’s Nominee and the Additional Designee to the Board, and Committees of the Board.

2.1 (a) The Company will take such action, effective as of execution of this Agreement, to add Jorge Plutzky, M.D. (together with any replacement thereof designated in accordance with Section 2.1(c) hereof, the “New Nominee”) to the Board as a Class I director with a term expiring at the 2017 Annual Meeting by increasing the size of the Board by one seat (from seven to eight directors in total) and appointing the New Nominee to fill the resulting vacancy; provided that his appointment to the Board shall not be effective until such time as the Company receives his confirmation that he has accepted such appointment (however any provision of this Agreement that provides rights to the Sarissa Group conditioned on the New Nominee being a member of the Board, including Section 2.1(b) and Section 2.6, shall be deemed satisfied as of the date of this Agreement). Upon his appointment to the Board and at all times while a member of the Board (subject only to Section 2.3(b) below) and without limitation of the terms set forth in Section 2.1(b), the Company also agrees to appoint the New Nominee to the Nominating and Corporate Governance Committee of the Board (subject for the avoidance of doubt to the New Nominee being eligible to serve in such capacity pursuant to applicable law and stock exchange rules).

(b) The Company represents that the only Board committees are: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. So long as the New Nominee is a member of the Board, but subject to the terms of the immediately following sentence, the Board will not form an Executive Committee or any other committee or sub-committee of the Board (other than customary pricing committees formed consistent with the Company’s prior practice and that are formed solely for purposes of pricing or establishing other terms of securities the Company may issue from time to time) unless the New Nominee is offered the opportunity to be a member thereof (and meets applicable legal or stock exchange requirements for membership thereon). In the event the Additional Designee is appointed to the Board, so long as the Additional Designee is a member of the Board, the Board will not form an Executive Committee or any other committee or sub-committee of the Board (other than customary pricing committees formed consistent with the Company’s prior practice and that are formed solely for purposes of pricing or establishing other terms of securities the Company may issue from time to time) unless, at the Sarissa Group’s option, either (i) the New Nominee (to the extent still on the Board) or (ii) the Additional Designee is offered the opportunity to be a member thereof (and meets applicable legal or stock exchange requirements for membership thereon). So long as the New Nominee or the Additional Designee is a member of the Board, all Board consideration of Extraordinary Transactions will take place only at the full Board level or by a committee thereof of which the New Nominee and the Additional Designee (to the extent on the Board) is offered the opportunity to be a member thereof. The New Nominee and the Additional Designee will be required to confirm that he or she will in good faith consider recusal from such portions of Board or committee meetings, if any, involving actual conflicts between the Company and the Sarissa Group or themselves.

(c) If, from the date hereof until the completion of the 2017 Annual Meeting, the New Nominee ceases to serve (or indicates to the Company his desire to cease to serve) as a director of the Company for any reason, the Sarissa Group shall have the right to submit the name of a replacement, which person will (i) not be an officer or employee of the Sarissa Group and (ii) qualify as “independent” pursuant to Nasdaq listing standards (the “Replacement”) to the Company for its reasonable approval and who, following such approval and following the New Nominee’s cessation of service as a director, the Company shall appoint, as promptly as practicable, to serve as a director in substitution for the New Nominee for the remainder of the term expiring at the 2017 Annual

Meeting of stockholders. If the proposed Replacement is not approved by the Company, the Sarissa Group shall have the right to submit another proposed Replacement to the Company for its reasonable approval. The Sarissa Group shall have the right to continue submitting the name of a proposed Replacement to the Company for its reasonable approval until the Company approves that such Replacement may serve as a director, at which time such person is appointed as the Replacement. The Company agrees that upon being requested to approve a proposed Replacement, it shall grant or withhold its reasonable approval as promptly as practicable, subject to the Company conducting its customary vetting and review processes for such person, which may include, among other things, customary interviews. For the avoidance of doubt, any such Replacement who becomes a Board member in replacement of the New Nominee shall be deemed to be the New Nominee for all purposes under this Agreement.

(d) The Company agrees that it will hold the 2015 Annual Meeting no later than July 1, 2015.

2.2 In connection with his or her appointment or election to the Board, the New Nominee and the Additional Designee (and any replacements for either) agrees to submit (to the extent not already submitted) to the Company a fully completed copy of the Company’s standard directors’ and officers’ questionnaire and other reasonable and customary director onboarding documentation required by the Company in connection with the appointment or election of a new director and to be governed by the same obligations regarding conflicts of interest, fiduciary duties, confidentiality, trading and disclosure policies and other governance guidelines as are applicable to all other directors of the Company, subject in all cases to the terms set forth in the Confidentiality Agreement(s) (if in effect) and this Agreement. The Sarissa Group agrees that it shall promptly provide the Company with such information concerning the Sarissa Group as is required to be disclosed by the Company under applicable law or stock exchange regulations or would otherwise be necessary for the Company to comply with legal or stock exchange requirements

2.3 (a) At any time during the period (i) commencing on January 1, 2016 and (ii) ending on the date that is 2 Business Days following the date of the completion of the 2016 Annual Meeting, the Sarissa Group shall have the right to direct the Board by written notice to the Company (such notice, a “Designation Notice” and such right, the “Sarissa Option”) to appoint to the Board (through an expansion of the Board) as a Class II director with a term expiring at the 2018 Annual Meeting one person who is designated by the Sarissa Group and is reasonably acceptable to the Company and whose appointment would not result in a breach of applicable law or regulation, such as Section 8 of the Clayton Act (such person so designated by the Sarissa Group, together with any person designated by the Sarissa Group as a replacement thereof in accordance with the terms hereof, the “Additional Designee”). Upon its receipt of the Designation Notice and approval of the Additional Designee in accordance with the terms hereof, the Company will increase the size of the Board by one member to accommodate this appointment and will make this appointment of the Additional Designee as a Class II director with a term expiring at the 2018 Annual Meeting as promptly as reasonably practicable following such approval. Should the Additional Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on, the Board (other than due to the Sarissa Option not being exercised or the expiration of his or her term as a director at the 2018 Annual Meeting), at all times prior to the expiration of his or her term as a director at the 2018 Annual Meeting, the Company shall cause to be added as a member of the Board a replacement (an “Additional Designee Replacement”) who is (i) selected by the Sarissa Group and (ii) is reasonably acceptable to the Company. If the proposed Additional Designee Replacement is not approved by the Company, the Sarissa Group shall have the right to submit another proposed Additional Designee Replacement to the Company for its reasonable approval. The Sarissa Group shall have the right to continue submitting the name of a proposed Additional Designee Replacement to the Company for its reasonable approval until the Company approves such Additional Designee Replacement to serve as a director, at which time such person is appointed as the Additional Designee Replacement. The Company agrees that upon being requested to approve a proposed Additional Designee Replacement, it shall grant or withhold its reasonable approval as promptly as practicable, subject to the Company conducting its customary vetting and review processes for such person, which may include, among other things, customary interviews. Any such Additional Designee Replacement who becomes a Board member in replacement of the Additional Designee shall be deemed to be the Additional Designee for all purposes under this Agreement and, accordingly, shall be a Class II director with a term expiring at the 2018 Annual Meeting. For the avoidance of doubt, the Company hereby confirms that (A) the Sarissa Option may be exercised to appoint Alexander Denner or, alternatively (if deemed necessary by the Sarissa Group in its discretion), Richard Mulligan, each principals of the Sarissa Group, to the Board pursuant to the Sarissa Option for all purposes of this Section 2.3, and (B) each of Dr. Denner and Dr. Mulligan is deemed reasonably acceptable to the Company and the Board for purposes of this Section 2.3.

(b) Upon his or her appointment to the Board pursuant to the Sarissa Option, upon written notice to the Company (such notice, the “Nominating Committee Designation Notice”), the Sarissa Group may direct the Board to appoint the Additional Designee to the Nominating and Corporate Governance Committee of the Board in replacement of the New Nominee (subject for the avoidance of doubt to the Additional Designee being eligible to serve in such capacity pursuant to applicable law and stock exchange rules). Upon receipt of the Nominating Committee Designation Notice and at all times while a member of the Board, the Company agrees to appoint the Additional Designee to the Nominating and Corporate Governance Committee of the Board (subject for the avoidance of doubt to the Additional Designee being eligible to serve in such capacity pursuant to applicable law and stock exchange rules).

2.4 The Company shall not be obligated to include either or both of the New Nominee or the Additional Designee on the slate of directors proposed for election at any of the Company’s annual meetings of stockholders. So long as either the New Nominee or the Additional Designee is a member of the Board, and provided that the Sarissa Group and its Affiliates satisfies the Ownership Requirement, the Company shall notify the Sarissa Group in writing no less than 25 calendar days before the advance notice deadline for submission of stockholder director nominations set forth in the Company’s bylaws whether or not the New Nominee or the Additional Designee will be nominated by the Company for election as a director at any annual or special meeting thereof if the term thereof as a director otherwise expires at such meeting. If the Sarissa Group is not so notified by the Company (or is notified by the Company that the New Nominee or the Additional Designee will be so nominated), the Company shall so nominate the New Nominee and the Additional Designee, as applicable, and shall use reasonable best efforts to cause the election of the New Nominee and the Additional Designee, as applicable, so nominated by the Company (including listing the New Nominee and the Additional Designee, as applicable, in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommending that the Company’s stockholders vote in favor of the election of the New Nominee and the Additional Designee (along with all other Company nominees), as applicable, and otherwise supporting him or her for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). Notwithstanding anything to the contrary in this Agreement, if at any time after the date hereof, the members of the Sarissa Group (together with their Affiliates) cease collectively to Beneficially Own an aggregate Net Long Position in at least 1,200,000 shares of Common Stock (as adjusted from time to time for any stock dividends, combinations, splits, recapitalizations and the like) (the “Ownership Requirement”), then the New Nominee and the Additional Designee (to the extent appointed to the Board) shall promptly tender his or her resignation from the Board and any committee of the Board on which he is a member and neither the Company nor the Sarissa Group shall have any further obligations under this Agreement (it being understood that, during the Standstill Period, the Sarissa Group shall remain subject to the standstill restrictions hereunder notwithstanding such resignations to the extent provided for in the definition of Standstill Period). In furtherance of the foregoing, the New Nominee and the Additional Designee shall, prior to his appointment to the Board, execute an irrevocable resignation as director in the form attached hereto as Exhibit A. A member of the Sarissa Group shall inform the Company promptly following any time that the Sarissa Group (together with their Affiliates) cease to satisfy the Ownership Requirement.

2.6. The Company agrees that, from and after the date of this Agreement, so long as the New Nominee or the Additional Designee is a member of the Board, without the prior written consent of the Sarissa Group (which consent shall be granted or withheld in the sole discretion of the Sarissa Group as promptly as reasonably practicable following a request therefor), (a) prior to the appointment of the Additional Designee, the Company shall not take any action to increase the size of the Board above 8 directors, and (b) after the appointment of the Additional Designee, the Company shall not take any action to increase the size of the Board above 9 directors; provided, however, that the Company shall not be prohibited from increasing the size of the Board by one more director seat (i.e., to 9 directors following the appointment of the New Nominee and prior to the Additional Designee becoming a member of the Board or to 10 directors following the appointment of both the New Nominee and the Additional Designee to the Board) and appointing a new Company Independent Director as part of the Company’s own previously initiated board recruitment process in which it is being assisted by a third-party director recruiting firm, so long as (i) at least five (5) Business Days prior to the Nominating and Corporate Governance Committee recommending that the Board appoint such Company Independent Director, the Nominating and Corporate Governance Committee provides the name and resume of such person to the Sarissa Group and thereafter considers in good faith any reasonable questions, requests or perspectives the Sarissa Group may have in respect thereof (it being understood for the avoidance of doubt that the Sarissa Group does not have any approval or veto right with respect to any such Company Independent Director), (ii) the Nominating and Corporate Governance Committee’s recommendation of such person to the Board includes the recommendation of the New Nominee (to the extent such person is on the Nominating and Corporate Governance Committee at such time), and (iii) the Board approves such candidate, and then and only in such circumstances (A) effective immediately prior to the appointment of the Company Independent Director to the Board, the size of the Board otherwise permitted pursuant to the immediately preceding clause (a) and (b) shall be increased by 1 director, and (B) the Company Independent Director approved in accordance with the terms of this Section 2.6 shall be appointed to the Board as a Class III director with a term expiring at the 2016 Annual Meeting or to such other class as determined by the Board. The Company further agrees that, from and after the date of this Agreement, so long as the New Nominee or the Additional Designee is a member of the Board, without the prior written consent of the Sarissa Group (which consent shall be granted or withheld in the sole discretion of the Sarissa Group as promptly as reasonably practicable following a request therefor), neither the Company nor the Board shall take any action, (i) to cause a member of the Board to be part of a director class other than the class of which he or she is a member as of the date hereof or, in the case of any new director, will be a member of at the time of such director’s appointment or election in accordance with the terms of this Agreement or (ii) to otherwise increase or decrease the number of classes of directors of the Board or the number of directors comprising any class of directors of the Board (other than, in the case of the number of directors comprising a class of the Board, as expressly contemplated in connection with the appointment of the New Nominee, the Additional Designee or the Company Independent Director in accordance with the express terms of this Agreement).

3. Representations and Warranties and Covenants

3.1 Each of the parties hereto represents and warrants to the other parties that:

(a) such party has all requisite corporate or other authority and power necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate or other action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby;

(c) this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms; and

(d) this Agreement will not result in a violation of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

3.2 Each member of the Sarissa Group jointly represents and warrants that, as of the date of this Agreement, (a) the Sarissa Group Beneficially Owns an aggregate of 1,637,455 shares of Voting Stock of the Company, (b) except for such ownership, no member of the Sarissa Group, individually or in the aggregate with all other members of the Sarissa Group and its Affiliates has any other Beneficial Ownership of any Voting Stock and (c) the Sarissa Group, collectively with its Affiliates, has a Net Long Position of 1,637,455 shares of Voting Stock. Effective upon execution of this Agreement, the Sarissa Group hereby irrevocably (a) withdraws its Stockholders’ Notice of Stockholder Business and Nominations at the 2015 Annual Meeting of Stockholders of Aegerion Pharmaceuticals, Inc., dated March 27, 2015, and irrevocably terminates the Nominee Agreement with the New Nominee referred to therein, and (b) agrees it will not (i) nominate any person for election at the 2015 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2015 Annual Meeting, or (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2015 Annual Meeting, directly or indirectly, and will not permit any of its Affiliates to do any of the items in this Section 3.2. The Sarissa Group will not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 3.2 in respect of the 2015 Annual Meeting.

3.3 The Company represents that since the bylaw amendments adopted June 26, 2013 and through the date hereof, there have been: (i) no amendments to the Company’s bylaws other than as publicly disclosed prior to the date hereof; (ii) no material amendments to compensatory arrangements applicable to a named executive officer other than as publicly disclosed prior to the date hereof; and (iii) no notices from stockholders of the Company (other than the Sarissa Group) pursuant to Section 2.1 of the Company’s bylaws received with respect to the 2015 Annual Meeting.

3.4 During the Standstill Period, as long as the Sarissa Group has not intentionally and materially breached this Agreement and failed to cure such breach within five Business Days of written notice from the Company specifying any such breach, the Company shall not make or issue, or cause to be made or issued, any public disclosure, statement or announcement (including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) negatively commenting upon any member of the Sarissa Group or its principals or employees, including the Sarissa Group’s corporate strategy, business, corporate activities, governing body or management (and including making any statements critical of the Sarissa Group’s business, strategic direction, capital structure or compensation practices) or the service of its principals on the Board (if any such principals serve on the Board) or making any statement indicating the Sarissa Group’s, the New Nominee’s or the Additional Designee’s position on a matter regarding the Company or its officers or directors, in each case without the prior written consent of the Sarissa Group; provided, that (a) the Company may correct any statement made by or on behalf of the Sarissa Group that references or relates to the Company and may comment or respond to any Sarissa Statements, and (b) the foregoing shall not, for the avoidance of doubt, prohibit the Company from making statements regarding the functioning of the Board as a whole or from making statements regarding Board action so long as, in each case, such statements are not specific to the Sarissa Group or the New Nominee or the Additional Designee.

3.5 The New Nominee and the Additional Designee (to the extent appointed to the Board) shall be covered by the same or substantially similar indemnification and insurance provisions and coverage as are applicable to the other individuals that are then directors of the Company and be offered the right to enter into the same or substantially similar indemnification agreements, if any, generally offered to other members of the Board.

3.6 The Company represents, warrants, covenants and agrees that, to the extent any contract, plan or arrangement of the Company or any Subsidiary thereof (including indemnification agreements or provisions of the certificate of incorporate or bylaws of the Company or any Subsidiary thereof) has “continuing director” or similar concepts, the Board has resolved, at or prior to execution of this Agreement, that the New Nominee and Additional Designee shall, to the extent permitted by any such arrangements, be deemed a “continuing director” (or similar term) for all purposes thereof and the New Nominee and Additional Designee shall be deemed to have been endorsed and approved by a majority of the members of the Board. The Company hereby agrees that it shall not, for so long as the New Nominee or the Additional Designee is a member of the Board, (a) adopt any policies applicable to directors that are inconsistent with the material provisions of this Agreement and to the extent any such policies are inconsistent with the material terms of this Agreement, the terms of this Agreement shall govern or (b) amend the provisions of the Company’s bylaws governing the timing of nominations of persons for election to the Board and the proposal of business to be considered by the Company’s stockholders, in each case without the Sarissa Group’s prior written consent (which consent shall be granted or withheld in the sole discretion of the Sarissa Group as promptly as reasonably practicable following a request therefor).

3.8 So long as the New Nominee or the Additional Designee is a member of the Board, the Sarissa Group represents, warrants, covenants and agrees that it has not prior to the date hereof, and, unless disclosed to the Company, will not after the date hereof, enter into any monetary, pecuniary or other arrangements with the New Nominee that entitles him to a payment from the Sarissa Group based on the performance of the Company, the stock of the Company or the Sarissa Group’s investment therein or that is being entered into with the New Nominee for the purpose of influencing the New Nominee’s decisions in his capacity as a member of the Board.

4. Additional Covenants of the Sarissa Group.

4.1 Standstill. During the Standstill Period, so long as the Company has not intentionally and materially breached this Agreement and failed to cure such breach within five Business Days of written notice from the Sarissa Group specifying any such breach, the Sarissa Group and its Affiliates will not, without the prior written consent of the Company:

(a) acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise (but excluding any action by the Company such as a stock dividend), Beneficial Ownership of Voting Stock of the Company if after giving effect to such acquisition the Sarissa Group would Beneficially Own more than the higher of (x) 14.99% of the outstanding shares of Voting Stock of the Company and (y) such higher amount that any other person or group required to file on Schedule 13D is authorized through resolution or other approval of the Board, any committee thereof or the Company to buy or own pursuant to the terms of, or as a result of being waived through, any rights plan implemented by the Company (and the Company agrees (1) not to include a “trigger amount” applicable to any other person or group not required to file on Schedule 13D, under any rights plan implemented by the Company, of more than 15% Beneficial Ownership of Voting Stock of the Company, unless such higher “trigger amount” also applies to any person or group required to file on Schedule 13D, and (2) if, after the date hereof, it implements any rights plan, such plan shall not limit the ability of the Sarissa Group from Beneficially Owning up to the amount of Voting Stock that it is permitted to Beneficially Own pursuant to this Section 4.1(a)) or, if there is no rights plan implemented by the Company, such higher amount that any other person or group is authorized through resolution or other approval of the Board, any committee thereof or the Company to buy or own pursuant to the terms of, or as a result of being approved to acquire or own in accordance with, Section 203 of the Delaware General Corporation Law (“Section 203”) (and the Company agrees that it will grant similar waivers or approvals to the Sarissa Group under any such rights plan implemented by the Company or Section 203, as it has granted or hereafter does grant, to any such person or group); for the avoidance of doubt, no provision of this Agreement (nor the Company’s entry or approval of the terms hereof) shall be deemed to constitute any such waiver or approval to the Sarissa Group with respect to Section 203);

(b) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person with respect to the voting of any Voting Stock of the Company (other than a member of the Sarissa Group or in the New Nominee’s or Additional Designee’s capacity as a member of the Board or any committee thereof in a manner consistent with the Board’s or committee’s recommendation in connection with such matter);

(c) separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions) (including to the Board), any Extraordinary Transaction. “Extraordinary Transaction” means any of the following involving the Company or any of its Subsidiaries or its or their securities or a material amount of the assets or businesses of the Company or any of its Subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, licensing, sale or acquisition of, or joint venture or other partnership with respect to, material assets, or the liquidation or dissolution of the Company; provided, however, this subparagraph (c) shall not prevent the New Nominee or the Additional Designee acting in his capacity as a director of the Company from raising such matter at the Board or any committee thereof;

(d) form, join or in any way participate in a 13D Group (other than the Sarissa Group and principals or employees of the Sarissa Group);

(e) present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or (except as explicitly permitted by this Agreement) propose any nominee for election to the Board or seek the removal of any member of the Board, other than through action at the Board by the New Nominee or the Additional Designee acting in his capacity as such;

(f) grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for an annual meeting or a special meeting) or deposit any of the Voting Stock (or any securities convertible, exchangeable for or otherwise exercisable to acquire such Voting Stock) held by the Sarissa Group or its Affiliates in a voting trust or subject them to a voting agreement or other arrangement of similar effect;

(g) make or issue, or cause to be made or issued, any public disclosure, statement or announcement (including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (x) in support of any solicitation described in clause (b) above, or (y) negatively commenting upon the Company, including the Company’s corporate strategy, business, research and development, corporate activities, Board or management (and including making any statements critical of the Company’s directors or officers, business, strategic direction, capital structure or compensation practices);

(h) institute, solicit, assist or join, as a plaintiff or party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement or other agreements entered into pursuant to the terms hereof;

(i) make any request under Section 220 of the Delaware General Corporation Law;

(j) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 4.1; provided that the Sarissa Group may confidentially request the Company to amend or waive any provision of this Section 4.1 in a manner that would not be reasonably likely to require public disclosure by the Company or the Sarissa Group; or

(k) disclose, with respect to matters considered at the 2015 Annual Meeting, if the Sarissa Group voted its shares contrary to the recommendation of the Board on any matter;

(l) direct, instruct, assist or encourage any of their respective Subsidiaries, Representatives or Affiliates to take any such action.

Notwithstanding the foregoing, nothing in this Section 4.1 shall be deemed to restrict or limit (A) the Sarissa Group from submitting a nomination notice in respect of the nomination of directors to the Board at the 2016 Annual Meeting or other proposals to be considered by the stockholders at such meeting, in each case during the 2016 Notice Window in accordance with the bylaws of the Company, and making any other disclosures that it may be required to make in connection therewith pursuant to applicable law, or (B) the Sarissa Group from making or issuing, or causing to be made or issued, any public disclosure, statement or announcement (i) stating whether the Sarissa Group is in favor of or against any potential sale of the Company or other Extraordinary Transaction that requires a vote or approval of the stockholders of the Company and that has been announced by the Company or any third party, and the reasons for that position so long as the Sarissa Group does not disparage the Company or its directors or officers (however, commenting negatively on the substance of any such sale or Extraordinary Transaction shall not be deemed to disparage any person or entity) or (ii) correcting any statement made by or on behalf of the Company that references or relates to the Sarissa Group (or any principal or employee thereof) (collectively, “Sarissa Statements”).

4.2 Voting. During the Standstill Period, so long as the Company has not intentionally and materially breached this Agreement and failed to cure such breach within five Business Days of written notice from the Sarissa Group specifying any such breach, the Sarissa Group shall, and shall cause its Affiliates to (a) cause, in the case of all Voting Stock of the Company owned of record thereby, and (b) instruct the record owner, in the case of all Voting Stock of the Company Beneficially Owned but not owned of record, directly or indirectly, by them, as of the record date for the 2015 Annual Meeting, that are entitled to vote at such meeting or at any adjournments or postponements thereof, to be present for quorum purposes, and to be voted in favor of all directors nominated by the Board for election at the 2015 Annual Meeting.

4.3 Director Nominations. The Sarissa Group covenants and agrees that, notwithstanding any other term of this Agreement, it shall not and shall cause its Subsidiaries, Representatives and Affiliates not to, with respect to the 2016 Annual Meeting, run a proxy contest for more than, or otherwise seek to obtain Board representation in excess of, two directors (for the avoidance of doubt, the New Nominee and the Additional Designee do not count for these purposes), provided that the foregoing agreement of the Sarissa Group set forth in this Section 4.3 shall terminate and not apply if the Company does not nominate (and thereafter seek to have elected and solicit for the election of the nominees accordingly) incumbent directors or other nominees in respect of all directorships whose terms expire at the 2016 Annual Meeting, including in respect of any vacancies, provided that the parties acknowledge that the Sarissa Group shall be entitled to include in any nomination notice in respect of the 2016 Annual Meeting that it may deliver pursuant to the bylaws of the Company a number of director nominations equal to the number of directorships whose terms expire at the 2016 Annual Meeting, including in respect of any vacancies, but notwithstanding the inclusion of such number of nominations therein, if the Sarissa Group determines to run a proxy contest in respect of the 2016 Annual Meeting, the Sarissa Group shall only include on any proxy card delivered thereby up to two director nominees (and for the avoidance of doubt present at the 2016 Annual Meeting up to two director nominees) unless this Section 4.3 shall have terminated pursuant to the terms hereof. The Sarissa Group will include reference to this Section 4.3’s restrictions, if applicable, on the Sarissa Group and its nominations in any nomination notice the Sarissa Group provides to the Company with respect to the 2016 Annual Meeting.

5. Miscellaneous.

5.1 Public Announcements. No earlier than 7:00 a.m., New York City time, on the first trading day after the date hereof, the Company and the Sarissa Group shall announce this Agreement and the material terms hereof by means of a press release in form and substance reasonably satisfactory to the parties (the “Press Release”). Neither the Company nor the Sarissa Group shall make any public announcement or statement concerning or relating to this Agreement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party which will not be unreasonably withheld. The Company acknowledges that the Sarissa Group intends to file this Agreement and the agreed upon Press Release as an exhibit to its Schedule 13D pursuant to an amendment thereto. The Company shall have an opportunity to review in advance such Schedule 13D filing made by the Sarissa Group with respect to this Agreement and the Sarissa Group shall have an opportunity to review in advance the Form 8-K to be filed by the Company with respect to this Agreement.

5.2 Confidentiality Agreement. Upon the request of the Sarissa Group, the Company, and the Sarissa Group hereby agree to promptly execute and deliver to the other a confidentiality agreement in the form attached hereto as Exhibit B (the “Confidentiality Agreement”). In addition, upon the request of the Sarissa Group following the appointment of the Additional Designee to the Board, the Company and the Sarissa Group hereby agree to promptly execute and deliver to the other a confidentiality agreement on terms substantially the same as the Confidentiality Agreement.

5.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may only be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 5.3 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction. FURTHERMORE, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY.

5.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.

5.5 Entire Agreement; Amendment; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof and therefore are superseded by this Agreement and the Confidentiality Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought. This Agreement is solely for the benefit of the parties named hereto, is not enforceable by any other persons and shall not be assigned or assignable.

5.6 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt by email to all persons whose email addresses are set forth below, with a copy also sent by express overnight delivery service, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

If to the Sarissa Group: Sarissa Capital Management LP 660 Steamboat Road, 3rd Floor Greenwich, Connecticut 06830 Attention: General Counsel, Mark DiPaolo Email: mdipaolo@sarissacap.com with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Ave.

New York, NY 10019

Attention: Russell Leaf

Email: Rleaf@willkie.com

If to the Company, to:

Aegerion Pharmaceuticals, Inc.

One Main Street, Suite 800

Cambridge, MA 02142

Attention: General Counsel, Anne Marie Cook

Email: annemarie.cook@aegerion.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attention:	Andrew R. Brownstein
Igor Kirman
Sabastian V. Niles

Email:	ARBrownstein@wlrk.com
IKirman@wlrk.com
SVNiles@wlrk.com

5.7 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.8 Titles and Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

5.11 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

5.12 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

5.13 Construction of Agreement. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

5.14 Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

5.15 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

5.16 Expenses. The Company shall reimburse the Sarissa Group for the fees and expenses of Willkie Farr & Gallagher LLP in connection with this Agreement (such reimbursement not to exceed $50,000 in the aggregate) with payment to be made by the Company to the Sarissa Group by certified check or wire transfer of immediately available funds promptly following execution of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this NOMINATION AND STANDSTILL AGREEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Anne Marie Cook
	Name:	Anne Marie Cook
	Title:	SVP – General Counsel

SARISSA CAPITAL MANAGEMENT LP

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	General Counsel

SARISSA CAPITAL DOMESTIC FUND LP

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	Authorized Person

SARISSA CAPITAL OFFSHORE MASTER FUND LP

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	Authorized Person

SARISSA CAPITAL FUND GP LP

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	Authorized Person

SARISSA CAPITAL OFFSHORE FUND GP LLC

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	Authorized Person

SCHEDULE A

SARISSA GROUP

Sarissa Capital Management LP

Sarissa Capital Domestic Fund LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Fund GP LP

Sarissa Capital Offshore Fund GP LLC

EXHIBIT A

RESIGNATION

March     , 2015

Board of Directors

Aegerion Pharmaceuticals, Inc.

One Main Street, Suite 800

Cambridge, MA 02142

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Nomination and Standstill Agreement, dated as of March 29, 2015, between Aegerion Pharmaceuticals, Inc. and certain members of the Sarissa Group signatory thereto (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective only upon, and subject to, such time as the members of the Sarissa Group (together with their Affiliates) cease collectively to Beneficially Own an aggregate Net Long Position in at least 1,200,000 shares of Common Stock (as adjusted from time to time for any stock dividends, combinations, splits, recapitalizations and the like), I hereby irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Sincerely,

Name:

EXHIBIT B

FORM OF CONFIDENTIALITY AGREEMENT

Aegerion Pharmaceuticals, Inc.

One Main Street, Suite 800

Cambridge, MA 02142

            , 2015

To:	Each of the persons listed on Schedule A hereto (the “Sarissa Group” or “you”)

Ladies and Gentlemen:

This letter agreement shall become effective upon its execution by the parties hereto. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Nomination and Standstill Agreement (the “Nomination Agreement”), dated as of March     , 2015, among the Aegerion Pharmaceuticals, Inc. (the “Company”) and the Sarissa Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, Company Representatives may, if and to the extent he or she desires to do so, disclose information he or she obtains while serving as a member of, and in his capacity as a member of, the Board or otherwise as a Company Representative to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this Agreement. As a result, you may receive from Company Representatives certain non-public information regarding the Company. You acknowledge that this information may be proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, such information being furnished to you and, subject to the restrictions in paragraph 2, the persons set forth on Schedule B hereto (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by Company Representatives or otherwise by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth. You acknowledge that the Company may place reasonable restrictions on your ability to share highly sensitive information (for example, without limitation, clinical trial results) to persons that are not employees, principals, partners or members of the Sarissa Group or legal counsel thereto.

1. The term “Evaluation Material” does not include information that (a) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any obligation of confidentiality owed to the Company or a Company Representative, (b) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”), or (c) is received on a non-confidential basis from a source other than the Company or any of the Company Representatives; provided, that in the case of (b) or (c) above, the source of such information was not believed by you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or a Company Representative with respect to such information at the time the information was disclosed to you.

2. Subject to the terms of paragraph 3 below, you will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner

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whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and the restrictions set forth in this Agreement; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto; and (B) subject to the second sentence of Section 4 hereof, to the Company Representatives. You agree to take all reasonable measures, at your sole expense, to restrain your Representatives from prohibited or unauthorized disclosure of the Evaluation Material. In furtherance and not in limitation of the foregoing, you shall, and shall instruct your Representatives to, use all reasonable and prudent efforts to protect and safeguard the Evaluation Material from disclosed in violation of the terms of this Agreement to at least the same extent that you or they protect and safeguard your or their own similar proprietary information. It is understood and agreed that Company Representatives shall not disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege or information the disclosure of which to you or your Representatives would cause the Company to be in breach of then-existing confidentiality agreements with other parties and the Company confirms for the avoidance of doubt it has not and will not seek to enter into such agreements with third parties for the purpose of triggering this exception to deprive the Sarissa Group of information. “Legal Advice” as used herein shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client or attorney work product privilege.

3. In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you or such persons produce or disclose only that portion of the Evaluation Material which your or their outside legal counsel of national standing advises you or them is legally required to be so produced or disclosed and you or they inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling or engaging in derivative or other voluntary transactions with respect to the Common Stock of the Company (or the common stock of another company) or otherwise proposing or making an offer to do any of the foregoing.

4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of, or advisor to, the Company other than the Chief Executive Officer, the Chief Financial Officer, the Chief Medical Officer, or the General Counsel, and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to the New Nominee or other Board members.

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5. All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which the New Nominee or Additional Designee or any replacements thereof is no longer a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use reasonable best efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall certify to the Company that such Evaluation Material has been erased or deleted, as the case may be), except that each of you and your Representatives shall be entitled to retain one copy thereof solely to comply with applicable law or regulation or document retention policies (solely to the extent such law or regulation or policy actually requires such retention). Notwithstanding the return or erasure or deletion of Evaluation Material, you and your Representatives will continue to be bound by the obligations contained herein.

6. You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that you shall not, and you shall use your reasonable best efforts to ensure that your Representatives, do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.

7. You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8. It is agreed that no delay or omission by the Company to exercise any right, power or remedy accruing to it upon any breach or default of any other party under this letter agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver by the Company of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Company of any breach or default under this letter agreement, or any waiver by the Company of any provisions or conditions of this letter agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this letter agreement, by law or otherwise, shall be cumulative and not alternative. Any permission, consent, or approval of any kind or character under this letter agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9. YOU ACKNOWLEDGE AND AGREE THAT THE VALUE OF THE EVALUATION MATERIAL TO THE COMPANY IS UNIQUE AND SUBSTANTIAL, BUT MAY BE IMPRACTICAL OR DIFFICULT TO ASSESS IN MONETARY TERMS. YOU FURTHER ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS LETTER AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. ACCORDINGLY YOU AGREE THAT THE COMPANY SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS LETTER AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THE COMPANY MAY BE ENTITLED BY LAW OR EQUITY, AND YOU EXPRESSLY WAIVE ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

10. This letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any legal action or other

3

legal proceeding relating to this letter agreement or the enforcement of any provision of this letter agreement may only be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this paragraph 10 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

11. This letter agreement and the Nomination and Standstill Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this letter agreement and the Nomination and Standstill Agreement. Neither this letter agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.

13. All notices and other communications required or permitted hereunder shall be effective upon receipt by email to all persons whose email addresses are set forth below, with a copy also sent by express overnight delivery service, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

If to the Sarissa Group:

Sarissa Capital Management LP

660 Steamboat Road, 3rd Floor

Greenwich, Connecticut 06830

Attention: General Counsel, Mark DiPaolo

Email: mdipaolo@sarissacap.com

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Ave.

New York, NY 10019

Attention: Russell Leaf

Email: rleaf@willkie.com

If to the Company, to:

Aegerion Pharmaceuticals, Inc.

One Main Street, Suite 800

Cambridge, MA 02142

Attention: General Counsel, Anne Marie Cook

Email: annemarie.cook@aegerion.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attention:	Andrew R. Brownstein
Igor Kirman
Sabastian V. Niles

Email:	ARBrownstein@wlrk.com
IKirman@wlrk.com
SVNiles@wlrk.com

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14. If any provision of this letter agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15. This letter agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

16. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.

17. This letter agreement shall expire two years from the date on which all of the New Nominee or the Additional Designee ceases to be a director of the Company, except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).

18. No licenses or rights under any patent, copyright, trademark or trade secret are granted or are to be implied by this letter agreement.

19. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

20. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

[Signature Pages Follow]

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Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

AEGERION PHARMACEUTICALS, INC.

By:
Name:
Title:

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Accepted and agreed as of the date first written above:

SARISSA CAPITAL MANAGEMENT LP

By:
Name:
Title:

SARISSA CAPITAL DOMESTIC FUND LP

By:
Name:
Title:

SARISSA CAPITAL OFFSHORE MASTER FUND LP

By:
Name:
Title:

SARISSA CAPITAL FUND GP LP

By:
Name:
Title:

SARISSA CAPITAL OFFSHORE FUND GP LLC

By:
Name:
Title:

7

SCHEDULE A

SARISSA GROUP

Sarissa Capital Management LP

Sarissa Capital Domestic Fund LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Fund GP LP

Sarissa Capital Offshore Fund GP LLC

SCHEDULE B

Any full-time employee of a member of the Sarissa Group and any legal counsel or other professional advisor to the Sarissa Group.